Exhibit B-1

                                                                 Draft 2/6/96

                                        GUARANTY

               GUARANTY (this "Guaranty"), dated as of the __ day of March , 1996, made by GENERAL PUBLIC UTILITIES CORPORATION, a Pennsylvania corporation (the "Guarantor"), in favor of each of the Banks as parties to the Credit Agreement (as defined below).

                                PRELIMINARY STATEMENTS:

               (1) The Banks have entered into a Credit Agreement, dated March __, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), with GPU Service Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Borrower").

               (2) It is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor, as owner of 100% percent of the outstanding shares of stock of the Borrower, shall have executed and delivered this Guaranty.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to enter into the Credit Agreement, the Guarantor hereby agrees as follows:

               SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all principal, interest and other obligations of the Borrower under the Credit Agreement (collectively, the "Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Banks in enforcing any rights under this Guaranty.

               SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of:




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                    (i)    any  lack of  validity  or  enforceability of  the
          Credit Agreement or any other agreement or instrument relating thereto;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

                    (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                    (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower or any of its subsidiaries;

                    (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries; or

                    (vi)   any  other  circumstance  which   might  otherwise
          constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

               SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

               SECTION 4. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Agent to be

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          credited  and  applied upon  the  Obligations,  whether matured  or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Obligations thereafter existing. If (i) the Guarantor shall make payment to the Banks of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Commitments shall have expired or terminated, the Banks will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

               SECTION 5.  Representations  and   Warranties.  The  Guarantor
          hereby represents and warrants as follows:

               (a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

               (b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor's charter or by-laws, (ii) any applicable law or (iii) any material contractual restriction binding on or affecting the Guarantor, and do not result in or require the creation of any lien upon or with respect to any of its properties.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty except for an order of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, which order has been duly obtained, is in full force and effect, is sufficient for its purpose and is not subject to any pending or, to the knowledge of the Guarantor, threatened appeal or other proceeding seeking reconsideration or review thereof.

               (d) This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity.

               (e) The audited consolidated balance sheets of the Guarantor and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income and retained earnings of the Guarantor and its Subsidiaries for the period then ended, copies of which have been furnished to each Bank as of the date of this Guaranty, fairly present the financial condition of the Guarantor and its Subsidiaries as at such date and the results of the operations of the Guarantor and its Subsidiaries for the period

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          ended  on  such date,  all  in accordance  with  generally accepted accounting principles consistently applied, and since December 31, 1995, there has been no material adverse change in such financial condition or results of operations.

               (f) The Guarantor owns beneficially and of record 100% of the common stock of the Borrower and at least 75% of the common stock of each of Jersey Central Power & Light Company, a New Jersey corporation, Metropolitan Edison Company, a Pennsylvania corporation, and Pennsylvania Electric Company, a Pennsylvania corporation (collectively, the "Operating Subsidiaries").

               (g) Except as disclosed in the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1995, a copy of which has been delivered to the Agent, there is no pending or, to the Guarantor's knowledge, threatened action or proceeding affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the financial condition or operations of the Guarantor or of the Guarantor and its Subsidiaries, taken as a whole.

               SECTION 6. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor will, unless the Majority Banks shall otherwise consent in writing:

               (a) Performance and Compliance with Other Agreements. Perform and comply with each of the material provisions of each material indenture, credit agreement, contract or other agreement by which the Guarantor is bound, non-performance or non-compliance with which would have a material adverse effect upon its business or credit or in any way affect its ability to perform its obligations hereunder except material contracts or other agreements being contested in good faith.

               (b) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to be so qualified would not materially adversely affect its financial condition, operations, properties or business, and preserve its material rights, franchises and privileges to conduct its business substantially as conducted on the date hereof.

               (c) Compliance with Laws, Etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect upon its business or credit or in any way affect its ability to perform its obligations hereunder except laws, rules, regulations and orders being contested in good faith.



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               (d)  Inspection Rights.  At any reasonable time  and from time to time, permit any Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and to discuss the affairs, finances and accounts of the Guarantor with any of its officers or directors.

               (e)  Ownership  of Operating  Subsidiaries.   Maintain at  all
          times beneficial ownership of at least 75% of all outstanding shares of common stock of each Operating Subsidiary.

               SECTION 7. Negative Covenants. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor will not, without the prior written consent of the Majority Banks:

               (a) Sale of Assets, Etc. Sell, transfer, lease, assign or otherwise convey or dispose of more than 25% of its assets (whether now owned or hereafter acquired), in any single or series of transactions, whether or not related, except for dispositions of current assets in the ordinary course of business as presently conducted.

               (b) Pledge of Stock. Pledge, grant options on, create any charge on or security interest in, or otherwise subject to any charge or encumbrance, any of the common stock of its Operating Subsidiaries unless the obligations of the Guarantor hereunder are secured ratably and with equal priority, in form and substance reasonably satisfactory to the Majority Banks.

               (c) Net Worth. Fail to maintain its consolidated stockholders equity, as reported from time to time in Guarantor's periodic reports filed pursuant to Section 14 or 15(d) of the Securities Exchange Act of 1934, of at least $1,000,000,000.

               SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, (a) limit the liability of the Guarantor hereunder,
          (b) postpone any date fixed for payment hereunder, or (c) change the number of Banks required to take any action hereunder.

               SECTION 9. Address for Notices. All notices and other communications provided for hereunder shall be in writing and sent by first class mail, postage prepaid, telecopier, or hand delivery to it, if to the Guarantor, at its address at its address at 100 Interpace Parkway, Parsippany, New Jersey 07054, Attention: Vice President and Treasurer, and if to any Bank, at its address specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.

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               SECTION 10.    No Waiver; Remedies.  No failure on the part of
          any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 11. Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making by the Agent of any declaration of acceleration under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Bank shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

               SECTION 12. Continuing Guaranty; Assignment under Credit Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments,
          (ii) be binding upon the Guarantor, its successors and assigns, and
          (iii) inure to the benefit of, and be enforceable by, the Banks and their respective successors, transferees and assigns. .

               SECTION 13. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of law principles.

















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               IN WITNESS  WHEREOF, the Guarantor has caused this Guaranty to be executed by its officer thereunto duly authorized, as of the date first above written.

                                   GENERAL PUBLIC UTILITIES CORPORATION

                                   By: ________________________________
                                   Name:
                                   Title:














































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